UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, at the Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (the “Company”), the stockholders of the Company approved the CoStar Group, Inc. 2011 Incentive Bonus Plan (the “2011 Plan”), which had previously been approved and adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval.  A brief description of the material terms and conditions of the 2011 Plan is set forth below.  The following description of the 2011 Plan is qualified in its entirety by reference to the complete text of the 2011 Plan, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Administration

The 2011 Plan is administered by the Compensation Committee of the Board (the “Committee”), which consists of two or more “outside directors” as such term is defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Company believes that each of the directors serving on the Committee currently qualifies as an “outside director.”

The Committee has complete authority to make any and all decisions regarding the administration of the 2011 Plan, including interpreting the terms of the 2011 Plan, selecting the participants to whom awards may from time to time be paid, determining the terms and conditions of awards made under the 2011 Plan (including but not limited to determining the time when awards will be granted and paid and the performance period to which they relate), determining whether payment of awards may be deferred by participants, and making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the 2011 Plan. The Committee may delegate various functions to a subcommittee or certain officers of the Company to the extent such delegation is not inconsistent with Section 162(m).

Eligibility

Each employee of the Company or its affiliates who is appointed as an officer of the Company or one of its wholly owned subsidiaries by the Board or the Committee is eligible to participate in the 2011 Plan.

Performance Periods and Performance Measures

Not later than 90 days after the commencement of each fiscal year of the Company or other performance period (or, if earlier, the expiration of 25% of the performance period), the Committee, in writing, will designate the performance period, the positions or names of employees who will be participants for the performance period, the targeted goals for selected performance measures during the performance period, and the applicable bonus formula for each participant under the 2011 Plan, which may differ between participants or business groups. The bonus formula determines the bonus amounts, if any, to be paid to participants for the performance period based upon the level of achievement of the targeted goals for the selected performance measures. The 2011 Plan defines “performance period” to mean the Company’s fiscal year or such other period that the Committee may establish.

The 2011 Plan defines “performance measure” as any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a region, business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee:  (i) cash flow (before or after dividends), (ii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service.

To the extent consistent with Section 162(m), if so determined by the Committee at the time the applicable performance measure is adopted, the Committee may appropriately adjust any evaluation of performance under the performance measure to (i) eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the 2011 Plan or any other compensation arrangement maintained by the Company or any affiliate.

Committee Certification and Determination of Awards

After the conclusion of each performance period, the Committee will certify, in writing, the extent to which the targeted goals for the performance measures applicable to each participant were achieved or exceeded. The payment amount under an award, if any, shall be determined by applying the bonus formula to the level of actual performance that has been certified by the Committee. The Committee has the authority under the 2011 Plan to eliminate or reduce any bonus payment below that which otherwise would be payable under the applicable bonus formula.

The payment of a bonus, if any, requires that the employee be an active employee of the Company or an affiliate on the last day of the applicable performance period, subject to the terms of any employment agreements in effect prior to the effective date of the 2011 Plan. In the event that the participant is on an approved leave of absence or non-pay status, experiences a change in status that results in the participant being ineligible to participate in the 2011 Plan or eligible to participate in more than one variable pay plan, or experiences a termination due to disability, workforce restructuring, voluntary severance incentive program, divestiture, retirement or death, the participant may receive a prorated bonus, as determined by the Committee in its discretion.

Maximum Amount of Compensation Payable under the 2011 Plan

The aggregate bonus payable under the 2011 Plan to any participant during any fiscal year may not exceed $3 million.

Payment of Bonuses

Following the Committee’s determination and written certification of bonuses to be paid to participants, such awards will be paid in cash as soon as administratively practicable but no later than March 15th after the end of the calendar year in which the performance period ends, subject to a timely election by a participant to defer payment of all or a portion of the bonus.

Duration and Amendment

The Committee may, from time to time, amend, modify, suspend or terminate the 2011 Plan as it deems advisable, except to the extent that it would increase the amount of compensation payable pursuant to a bonus or cause compensation payable under the 2011 Plan to fail to qualify as “performance-based” compensation under Section 162(m).

The 2011 Plan will continue until the earlier of its termination by the Committee, the date on which any stockholder approval requirement under Section 162(m) ceases to be met, or the date that is five years after the Annual Meeting.

* * * * *

On June 2, 2011, at the Company’s Annual Meeting, the stockholders of the Company also approved an amendment to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”) to increase the Tax Code limit on the number of shares of the Company’s common stock that may be granted under the 2007 Plan to any one participant during any calendar year by 200,000 shares to 400,000 shares, which amendment had previously been adopted by the Board subject to stockholder approval.  A copy of the 2007 Plan is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 27, 2011, were submitted to a vote of the stockholders of the Company at the Company’s Annual Meeting held on June 2, 2011.  The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his successor is elected and qualified: Michael R. Klein, Andrew C. Florance, David Bonderman, Michael J. Glosserman, Warren H. Haber, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Klein	14,230,399	4,430,748	595,643
Andrew C. Florance	16,486,169	2,174,978	595,643
David Bonderman	9,064,374	9,596,773	595,643
Michael J. Glosserman	16,486,081	2,175,066	595,643
Warren H. Haber	15,370,000	3,291,147	595,643
Christopher J. Nassetta	16,482,779	2,178,368	595,643
David J. Steinberg	18,402,440	258,707	595,643

(2)	The CoStar Group, Inc. 2011 Incentive Bonus Plan was approved upon the following vote:

Votes For	18,558,331
Votes Against	88,967
Abstentions	13,849
Broker Non-Votes	595,643

(3)
The amendment to the CoStar Group, Inc. 2007 Stock Incentive Plan to increase the Tax Code limits on the number of shares of common stock that may be granted to participants in any calendar year was approved upon the following vote:

Votes For	15,265,372
Votes Against	3,382,214
Abstentions	13,561
Broker Non-Votes	595,643

(4)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified upon the following vote:

Votes For	19,220,335
Votes Against	36,198
Abstentions	257

(5)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	18,200,252
Votes Against	447,627
Abstentions	13,268
Broker Non-Votes	595,643

(6)	Stockholders voted, on an advisory basis, on the preferred frequency of conducting future advisory votes on executive compensation as follows:

Votes for One Year	17,126,891
Votes for Two Years	88,647
Votes for Three Years	1,435,358
Abstentions	10,251
Broker Non-Votes	595,643

Based on the results of the vote, and consistent with the previously approved recommendation of the Company’s Board of Directors to its stockholders, the Company has adopted a policy to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of conducting future advisory votes on executive compensation, which is expected to occur no later than the Company’s Annual Meeting of Stockholders in 2017.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 99.1                                CoStar Group, Inc. 2011 Incentive Bonus Plan
Exhibit 99.2                                CoStar Group, Inc. 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By: /s/ Brian J Radecki
Date: June 8, 2011
Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1                                CoStar Group, Inc. 2011 Incentive Bonus Plan
Exhibit 99.2                                CoStar Group, Inc. 2007 Stock Incentive Plan, as amended